NEWS RELEASE

POPE RESOURCES ANNOUNCES 25% INCREASE IN QUARTERLY DISTRIBUTION

POULSBO, WA, October 3, 2018 / PRNewswire/ - Pope Resources (NASDAQ:POPE) announced today a quarterly distribution of $1.00 per unit, effective for unitholders of record on November 1, 2018 and payable on November 15, 2018. This represents a $0.20, or 25%, increase from the prior quarterly distribution of $0.80 per unit.

“The decision to significantly increase our distribution payout is a result of our active and ongoing review of our long-term strategy to deliver increased value to unitholders,” said Tom Ringo, President and CEO. "Returning capital to unitholders is a top priority of the Board and management team, and our ability to increase the quarterly distribution is facilitated by the near completion of our multi-year legacy environmental remediation project at Port Gamble, Washington. Taking this increase into account, we will have boosted our quarterly distribution by more than 40% over the last half of 2018. Our distribution is fully funded by our cash flow from operations, and this level of distribution increase reflects our confidence in the Partnership's ability to continue generating cash flow."

As previously announced, the Partnership is reviewing its capital allocation strategy, business mix, and organizational structure in order to narrow the gap between its trading value and net asset value.

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100%) of Pope Resources’ distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Pope Resources’ distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax result.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own and manage 120,000 acres of timberland and 2,100 acres of development property in Washington. In addition, Pope Resources co-invests in and consolidates three private equity timber funds that own 124,000 acres of timberland in Washington, Oregon, and California. The Partnership and its predecessor companies have owned and managed timberlands and development properties for over 160 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Forward Looking Statements

Certain statements contained in this press release, particularly those about our expectations for future cash flow, are forward looking statements within the meaning of applicable securities laws. The forward looking statements in this release reflect management's current expectations based on currently known circumstances and expected future events. Such statements are based upon our management’s expectations for future income and expenses and are subject to change based upon a variety of factors, some of which are beyond our management’s ability to control. Because these statements describe our anticipated performance and planned courses of action, they are inherently uncertain, and some or all of these expectations may not come to pass. Accordingly, readers should not construe these statements as promises of future management actions or assurances of financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. The section entitled “Item 1A -- Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2018, contains a list of known factors that may cause us to fall short of our expected financial performance or to deviate from our current plans. We update our risk factor disclosures from time to time in our annual and quarterly reports, and readers should carefully review and consider those factors before making an investment decision about our limited partner units.

Forward looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements except as required by law.

Contact:
Daemon Repp
Director of Finance
(360) 697-6626
investors@orminc.com